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                                                                   EXHIBIT 23.01

THE BOARD OF DIRECTORS
LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.:

     We consent to the incorporation by reference in the registration statements of Lernout & Hauspie Speech Products N.V. (Nos. 333-04914, 333-7294, 333-8940, 333-10522, 333-11978 and 333-39258) on Form S-8 and (Nos. 333-6468, 333-7292,
333-9014, 333-8922, 333-9306, 333-10250, 333-10248, 333-10600, 333-11324) on
Form F-3, of our report dated April 27, 2000, relating to the consolidated balance sheets of Lernout & Hauspie Speech Products N.V. and subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, shareholders' equity, cash flows and comprehensive income (loss) for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Lernout & Hauspie Speech Products N.V.



/s/ Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren
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Klynveld Peat Marwick Goerdeler Bedrijfsrevisoren


Brussels, Belgium
June 30, 2000